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                             EMPLOYMENT AGREEMENT
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     This Employment Agreement is entered into as of  October 1, 1999 (the
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"Effective Date") by and between Ocean West Enterprises, Inc., a California corporation (the "Employer"), which has offices at 15991 Redhill Ave.,#110 Tustin, CA 92780, and Marshall Stewart, an individual (the "Employee"), whose
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address is 21372 Brookhurst St., #515  Huntington Beach, CA  92646
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     IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

1.   Employment. As of the Effective Date, Employer hereby agrees to employ
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     Employee in such executive and managerial capacity as from time to time designated by Employer. Employee hereby accepts such employment upon the terms and conditions hereinafter set forth and agrees during the term of employment hereunder to devote his full working time and best efforts to the business and affairs of Employer and to the performance of his duties hereunder. Employee's initial duties will be as President
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2.   Period of Employment. The term of this Agreement will be five years
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     commencing with the Effective Date, except that Employee's employment may be terminated:

     (a)  by Employer for "Just Cause", as defined in Paragraph 8(b) below; or

     (b) by Employer, if Employer ceases operations, terminates all other employees and proceeds to liquidate its business and assets; or

     (c) by Employee, by giving Employer 30 days' prior written notice of resignation.

3.   Base Salary.  For the services to be rendered hereunder, Employer shall pay
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     to Employee a "Base Annual Salary" at an annual rate of not less than
     $300,000.00, to be paid in installments in accordance with Employer's
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     normal payroll cycle. Any amount not paid will be considered deferred salary and will be treated the same as deferred compensation and will be handled in accordance with clause 5 (Deferred Compensation) Employee may elect at any time to collect on the deferred salary. Employee, upon his own
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     discretion, may elect to release Ocean West Enterprises, Inc. from this obligation.

4.   Expenses.  During the term of employment, Employer shall reimburse Employee
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     promptly for reasonable business expenses, including, but not limited to, travel, parking, and business meetings, made and substantiated in accordance with the policies and procedures established from time to time by Employer.

5.   Deferred Compensation.
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     (a)  Employer will create an account on its books to be known as the
      Officers Deferred Compensation Account (the "Account"). With respect
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      to each year of Employee's employment under this Agreement, Employer will credit to the Account an amount equal to 20% of Employer's net profit before taxes for such year, as determined by Employer's accounting firm. For any period of employment which includes only a portion of a fiscal year of Employer, the amount to be credited will be prorated based on the number of days of employment. The Account will not accrue interest. The Employee may take a cash or stock bonus. If taken in stock, the amount of stock will be equal to two times the amount of the cash not taken.

     (b) The amount credited to the Account will become due and payable to Employee, in a lump sum:

          (1)  on an annual basis; or

          (2)  within 30 days after termination of employment.

     provided that if the amount to be credited for any period is not determined as of such payment date, the payment for such final period(s) will be made within 30 days after the amount is determined.

     (c) If Employee agrees to extend the term of employment for one or more additional one year terms, then on the day following each extension the Employee can elect to receive a portion of or all of the amounts previously credited to Account.

     (d) If Employee dies before all payments due under this Paragraph 5 are paid, any such remaining payments will be made to such beneficiary as Employee has designated in writing to Employer. The beneficiary designation may be revoked or changed by Employee by written notice to Employer at any time or times before Employee's death, without the consent of any prior

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     beneficiary. If no such beneficiary designation is in effect at Employee's death, then any benefits payable under this Paragraph 5 will be paid to Employee's estate.

     (e) Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between Employer and Employee, his designated beneficiary or any other person. Amounts payable under this Paragraph 5 are not funded for tax purposes or for purposes of Title I of ERISA, and will be paid exclusively from the general assets of Employer. Employee, his beneficiary, estate and any other person claiming a right to payment or to any interest in the Account must rely solely on the unsecured promise of Employer set forth herein, and nothing in this Agreement shall be construed to give Employee, his beneficiary, estate or any other person any claim, right, security interest or other interest in any fund, trust, bank or investment account, insurance contract, or asset of Employer. The benefits under this Agreement constitute liabilities of Employer, payable when due, and Employee shall have the right to enforce his claim against Employer in the same manner as any unsecured creditor.

6.   Employee Benefits. Employee shall be entitled to participate in the benefit
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     plans, as presently constituted or as may be changed from time to time, of
     Employer, as may be applicable to Employee in accordance with the provisions of such plans. In addition, Employer will lease a vehicle for Employee (lease payment not to exceed $1,000) and all applicable expenses associated with vehicle.

7.   Termination.
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     (a)  Termination by Employer for Just Cause. If Employer terminates
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     Employee's employment hereunder for Just Cause, as herein defined, Employer shall pay to Employee his Base Annual Salary as provided in Paragraph 3 and the amount of the Account as provided in Paragraph 5 and continue his employee benefits through the date on which Employee's employment hereunder is terminated in full settlement of all compensation Employee is entitled to hereunder, provided that such termination shall not affect Employee's then vested rights under any benefit plans.

     (b)  Just Cause. "Just Cause" shall mean willful misconduct in following
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     the legitimate directions of Employer; breach of this Agreement by
     Employee; conviction of a felony; habitual drunkenness; excessive absenteeism not related to illness, sick leave or vacations, but only after notice from Employer followed by a repetition of such excessive absenteeism; or dishonesty.

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8.   Notices. All notices under this Agreement shall be in writing and shall be
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     deemed effective when delivered in person to the President of Employer or on the third business day after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail - addressed, in the case of Employee, to him at his residential address then shown in Employer's files, and in the case of Employer, to its business headquarters, attention of the President, or to such other address as Employee or Employer may designate in writing at any time or from time to time to the other party.

9.   Severability.  Any portion of this Agreement which is held to be invalid or
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     unenforceable, or invalid or unenforceable for some point or period of time or with respect to any location, shall be severable and be deemed to be written in such manner as to provide for Buyer the maximum protection sought hereunder, and the remaining covenants and restrictions or portions thereof shall remain in full force and effect.

10.  Miscellaneous.  This Agreement constitutes the entire understanding between
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     Employer and Employee relating to employment of Employee by Employer and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. The rights and obligations of Employee under this Agreement cannot be assigned, transferred, pledged or encumbered. This Agreement shall be binding upon and shall inure to the benefit of Employer and its successors and assigns. This Agreement shall be governed by the laws of the State of California without regard to conflicts of laws principles. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees in addition to any other relief to which that party may be entitled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

                                    /s/ Marshall Stewart
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                                    Ocean West Enterprises Inc.

                                    By: /s/ Daryl Meddings
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                                        Daryl Meddings, Director
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